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                                                             Exhibit 23(e)

                                                MCDONALD & COMPANY
                                                 SECURITIES, INC.
                                          Member New York Stock Exchange
                                            MCDONALD INVESTMENT CENTER
                                               800 SUPERIOR AVENUE
                                            CLEVELAND, OHIO 44114-2603
                                                   216-443-2300


March 10, 1997


PERSONAL AND CONFIDENTIAL
-------------------------

Board of Directors
The Woodbury Telephone Company
200 Main Street South
Woodbury, CT 06798

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion in the Prospectus/Proxy Statement included in this Registration Statement, and to the references to our firm contained therein. Our consent should not be construed as an admission that we are a party from whom a consent is required under Section 7 of the Securities Act of 1933.

                           Very truly yours,

                           McDONALD & COMPANY SECURITIES, INC.


                           By: /s/ William R. Koehler
                              -----------------------
                              William R. Koehler
                              Vice President